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                                                                    EXHIBIT 99.4

                              VOTING INSTRUCTIONS
                                    FOR THE
                                 TRUSTEE OF THE
                        COMMUNITY FIRST BANKING COMPANY
                         EMPLOYEE STOCK OWNERSHIP PLAN
                        COMMUNITY FIRST BANKING COMPANY
                          NOTICE OF VOTING OPPORTUNITY
                     AT THE ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                            , 2001

    To the participants in the Community First Banking Company Employee Stock Ownership Plan (the "ESOP"):

    The Annual Meeting of Shareholders of Community First Banking Company ("Community First") will be held at the main office of Community First Bank
located at 110 Dixie Street, Carrollton, Georgia 30117, on             , 2001,
at       , local time, for the following purposes:

    To vote on the Agreement and Plan of Merger, dated as of January 18, 2001 (the "Merger Agreement"), by and among First Deposit Bancshares, Inc. ("First Deposit"), Douglas Federal Bank, FSB ("Douglas Federal"), Community First and Community First Bank. The Merger Agreement provides that First Deposit and Douglas Federal will merge with and into Community First Bank, with First Deposit shareholders receiving, at their election and subject to certain allocation provisions, either $19.375 in cash or 0.94512 shares of Community First common stock in the merger in exchange for each of their shares of First Deposit common stock. This election will be subject to the requirement that a maximum of 723,675 shares of Community First common stock will be issued to First Deposit shareholders in connection with the merger. The Merger Agreement is more fully described in the accompanying Joint Proxy Statement/Prospectus and a copy of the Merger Agreement is attached to the Joint Proxy Statement/Prospectus as Appendix A.

    To elect three Class I directors to serve a three-year term expiring at the 2004 Annual Meeting of Shareholders and upon the election and qualification of their successors.

    To ratify the appointment of Porter Keadle Moore, LLP as our independent public accountants for fiscal 2001.

    VOTING DIRECTIONS. Because shares of Community First common stock are credited to your account under the ESOP, you have the right to direct the ESOP co-trustees how to vote the shares credited to your account at the meeting of shareholders on the proposals and any other matters presented at the Annual Meeting.

    HOW TO VOTE. As co-trustees of the ESOP, we are the owners of record of the shares of Community First common stock held for your account in the ESOP. As such, we are the only ones who can vote your shares, but we will vote the shares credited to your account in accordance with your instructions. We are sending you the enclosed Letter of Instruction for you to convey to us your voting instructions.

    VOTING SHARES CREDITED TO YOU UNDER THE ESOP. To vote shares of Community First common stock credited to your account under the ESOP, please instruct us by completing, executing and returning to us the attached Letter of Instruction. A proxy statement describing the matters to be voted upon at the meeting has been delivered to you with this Notice. Pursuant to the terms of the ESOP, you are entitled to direct the vote of shares credited to your account with respect to the proposals, including the proposed merger of First Deposit and Douglas Federal with and into Community First Bank. You should review this proxy statement before completing your Letter of Instruction. An envelope to return your Letter of Instruction is enclosed.
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    THE LETTER OF INSTRUCTION MUST BE DELIVERED TO THE CO-TRUSTEES BECAUSE
VOTING CAN ONLY BE DONE BY THE CO-TRUSTEES, WHO ARE THE RECORD OWNERS OF ALL SHARES OF COMMUNITY FIRST COMMON STOCK HELD BY THE ESOP.

    YOUR LETTER OF INSTRUCTION SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO DELIVER VOTES ON YOUR BEHALF ON OR BEFORE THE DATE OF THE ANNUAL SHAREHOLDER MEETING. THE ANNUAL SHAREHOLDER MEETING WILL TAKE PLACE ON
            , 2001, AT             , LOCAL TIME.

    Co-Trustees of the Community First Banking Company Employee Stock Ownership Plan

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
    ------------------------------------------   ------------------------------------------
    ANNA L. BERRY                                STEVE McCORD

    ------------------------------------------   ------------------------------------------
    LISA LAWSON                                  THOMAS E. REEVES, JR.
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                        COMMUNITY FIRST BANKING COMPANY
           THIS LETTER OF INSTRUCTION IS SOLICITED BY THE TRUSTEES OF
       THE COMMUNITY FIRST BANKING COMPANY EMPLOYEE STOCK OWNERSHIP PLAN

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting
of Shareholders and Joint Proxy Statement/Prospectus, each dated             ,
2001, and does hereby direct the co-trustees to vote in person or by proxy all of the shares of Community First Banking Company ("Community First") common stock credited to the undersigned under the Community First Banking Company Employee Stock Ownership Plan (the "ESOP") at the Annual Meeting of Shareholders of Community First Banking Company to be held at Community First Bank's main
office, located at 110 Dixie Street, Carrollton, Georgia 30117 on             ,
2001, at             , local time, as follows:

    1. MERGER. To approve, ratify, confirm and adopt the Agreement and Plan of Merger, dated as of January 18, 2001 (the "Merger Agreement"), by and among First Deposit Bancshares, Inc., ("First Deposit") Douglas Federal Bank, FSB ("Douglas"), Community First and Community First Bank pursuant to which First Deposit and Douglas Federal will merge with and into Community First Bank, with First Deposit shareholders receiving, at their election and subject to certain allocation provisions, either $19.375 in cash or 0.94512 shares of Community First common stock in the merger in exchange for each of their shares of First Deposit common stock.
       FOR  / /              AGAINST  / /              ABSTAIN  / /

    2. ELECTION OF DIRECTORS. To elect Gary M. Bullock, Jerry L. Clayton and Dean B. Talley as Class I directors to serve a three-year term (except as marked to the contrary below);
       FOR  / /           WITHHOLD  / /           FOR ALL EXCEPT  / /
       INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

    3. RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of Porter Keadle Moore, LLP as Community First's independent public accountants for fiscal 2001.
       FOR  / /              AGAINST  / /              ABSTAIN  / /

    4. In the discretion of the proxies on such other matters as may properly come before the Special Meeting or any adjournments thereof.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS LETTER OF INSTRUCTION PROMPTLY.

    THIS LETTER OF INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED BY THE ESOP TRUSTEES IN ACCORDANCE WITH THE DIRECTIONS GIVEN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR ALL PROPOSALS.

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                                                       Dated:             , 2001
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                                                       Signature
                                                       ------------------------------------------------
                                                       Signature
                                                       PLEASE COMPLETE, DATE, SIGN AND RETURN THIS
                                                       LETTER OF INSTRUCTION PROMPTLY USING THE
                                                       ENCLOSED ENVELOPE.
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